EXHIBIT 10.49

                            WA-199-P
                        FARMIN AGREEMENT

                       DATED 26 March 1998

                 BORAL ENERGY RESOURCES LIMITED
                       (ACN 007 845 338)

                              AND

                INDO-PACIFIC ENERGY PTY LIMITED

                              AND

                  INDO-PACIFIC ENERGY LIMITED


CONTENTS

RECITALS                                                      1

1.   INTERPRETATION                                           1
1.1  Definitions                                              2
1.2  Interpretation Rules                                     3
1.3  Entire Agreement                                         3
1.4  Amendments                                               3
1.5  Headings                                                 3
1.6  Recitals                                                 3
2.   APPROVALS                                                3
3.   ASSIGNMENT                                               4
4.   CONSIDERATION                                            4
5.   VOTING                                                   4
6.   DEFAULT                                                  4
7.   BORAL ENERGY'S REPRESENTATIONS WARRANTIES AND INDEMNITY  5
8.   INDO-PACIFIC'S REPRESENTATIONS, WARRANTIES AND INDEMNITY 5
9.   FURTHER ASSURANCES                                       5
10.  GUARANTEE                                                6
11.  TAX CONSIDERATIONS                                       6
12.  COSTS AND STAMP DUTY                                     6
13.  GOVERNING LAW                                            6
14.  NOTICES                                                  7
15.  WAIVER                                                   8
16.  REMEDIES                                                 8
17.  SEVERANCE                                                8
18.  EXECUTION                                                8
19.  CONFIDENTIALITY                                          8

Agreement dated 26 March 1998.

Between:

BORAL ENERGY RESOURCES LIMITED (ACN 007 845 338) of 60 Hindmarsh
Square, Adelaide South Australia ("Boral Energy")

AND

INDO-PACIFIC ENERGY PTY LIMITED of 1 King William Street,
Adelaide ("Indo- Pacific")

AND

INDO-PACIFIC ENERGY LTD of 1200-1090 West Pender Street,
Vancouver, British Columbia V6E 2N7 ("Guarantor")

     (together the "Parties" and separately "Party")

RECITALS

A.   Boral Energy together with Petroz NL and Santos (BOL) Pty
Ltd are the registered holders of the Permit issued pursuant to the Act and are parties to the WA-199-P Joint Venture.

B. Pursuant to a letter agreement dated 15 September 1997 Boral Energy agreed to assign to Indo-Pacific the Assigned Interest, which Indo-Pacific agreed to acquire and the Parties have set out the terms and conditions of the assignment in this Agreement.

C. The Guarantor is the ultimate parent company of Indo-Pacific and has agreed to guarantee the obligations of Indo-Pacific under this Agreement and the WA-199-P JOA.

OPERATIVE PART

1    DEFINITIONS AND INTERPRETATIONS

1.1  Definitions

     In this Agreement (including the Recitals), unless the context otherwise requires:

1.1.1     Act means the Petroleum (Submerged Lands) Act 1967
(Cwth).

1.1.2 "Affiliate" has the meaning ascribed to the term under the Corporations Law.

1.1.3 "Agreement" means this agreement between Boral Energy and Indo-Pacific.

1.1.4 "Assigned Interest" means a 5% Participating Interest in the Permit.

1.1.5     "Authority" means, as the context requires, the Joint
Authority or the Designated Authority.

1.1.6 "Deed of Assumption" means the deed referred to in clause 9.

1.1.7 "Designated Authority" has the meaning ascribed to that term in the Act.

1.1.8     "Effective Date" means 15 September 1997.

1.1.9 "Joint Authority" has the meaning ascribed to that term in the Act.

1.1.10 "Permit" means petroleum exploration license WA-199-P or any renewal or extension thereof and any production license or title or other license granted pursuant thereto.

1.1.11    "Operator" means the operator of the WA-199-P Joint
Venture appointed pursuant to the WA-199-P JOA.

1.1.12 "Participating Interest" means a participating interest of a party under the WA-199-P JOA.

1.1.13    "Transfer" means the transfer refereed to in clause 9.

1.1.14 "WA-199-P Joint Venture" means the joint venture constituted by the parties referred to in Recital A.

1.1.15 "WA-199-P JOA" means the joint venture operating agreement dated 22 May 1986 which governs the joint venture relationship between the WA-199-P Joint Venture parties in relation to the Permit.

1.1.16 "Kittiwake-1 Well" means the well to be drilled by the Southern Cross rig in or around March 1998. The well is to penetrate potential reservoirs in the Plover Formation.

1.1.17 "Kittwake-1 Well Costs" means in respect of the Kittiwake-1 Well, all direct and indirect costs incurred in the planning and drilling of the Kittiwake-1 Well, including but not limited to the following operations and costs:

(a)  site surveys;

(b) mobilization and demobilization of the drilling unit and associated vessels;

(c) running and setting surface and intermediate casing, cementing, wireline logging, coring and repeat formation testing;

(d) the remedying of any blow out or mechanical failure of the well including redrilling the well;

(e)  plugging and abandoning or suspending; and

(f) analysis of results required for the preparation of completion reports.

1.2  Interpretation Rules

     In this Agreement, unless a contrary intention appears:

1.2.1 a reference to this Agreement is a reference to this Agreement as amended, varied, novated or substituted from time to time;

1.2.2 a reference to any legislation or any provision of any legislation includes:

(a) all regulations, orders or instruments issued under the legislation or provision; and

(b) any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision.

1.2.3     a word:

(a)  importing the singular includes the plural and vice versa;
and

(b) denoting an individual includes corporations, firms, unincorporated bodies, authorities and instrumentalities;

1.2.4 a reference to a Party to this Agreement or any other instrument includes that Party's executors, administrators, successors and permitted assigns;

1.2.5 where a word or phrase is given meaning, any other part of speech or grammatical form has a corresponding meaning; and

1.2.6 a reference to a clause number, schedule number or annexure number (or letter) is a reference to a clause, schedule or annexure of this Agreement;

1.2.7 words and expressions used in this Agreement which are used in the Act shall where the context admits have the same meaning as they have in the Act.



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1.3  Entire Agreement

     This Agreement is the entire agreement between the Parties as to its subject matter and supersedes all prior agreements, representations and understandings.

1.4  Amendments

     No amendment of, or addition to this Agreement is binding unless it is in writing and executed by the Parties

1.5  Headings

     Any heading, index, table of contents or marginal note is for convenience only and does not affect the interpretation of this Agreement.

1.6 The Recitals of this Agreement form part of the Agreement and have effect as if set out in full in this Agreement.

2.   APPROVALS

2.1  This Agreement (other than this clause 2 and clauses
4,5,6.1,9,10,13,14,15,16,17,18 and 19) is conditional upon;

     2.1.1 this Agreement being approved and registered by the Authority; and

     2.1.2 each of the Transfer and Deed of Assumption being approved and registered by the Authority.

2.2 The Parties must use their best endeavours to ensure that the conditions referred to in clause 2.1 are satisfied as soon as practicable after the execution of this Agreement.

2.3 If the conditions set out in clause 2.1 are not satisfied on the date of being 12 months after the date of this Agreement then either Party may terminate this Agreement at any time after that date by giving notice to that effect to the other party and this Agreement (except for this clause 2.3 and clause 2.4) will terminate upon receipt of that notice.

2.4  On the termination of this Agreement under clause 2.3;

     2.4.1 Boral energy must indemnify Indo-Pacific for all amounts which Indo-Pacific has paid pursuant to clause 4; and

     2.4.2 the Parties must execute all documents and do all things necessary or desirable to place each other in the same position as they would have been in had this Agreement not been executed or acted upon.

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3.   ASSIGNMENT

     With effect on and from the Effective Date and subject to Indo-Pacific complying with its obligations under this Agreement, Boral Energy assigns to Indo-Pacific the Assigned interest free and clear of all liens, encumbrances, rights and interests other than those arising under the WA-199-P JOA, the Permit or the Act and Indo-Pacific accepts the assignment of the Assigned Interest.

4.   CONSIDERATION

4.1 In consideration of Boral Energy agreeing to assign the Assigned Interest to Indo-Pacific, Indo-Pacific shall bear and pay ten percent (10%) of the Kittiwake-1 Well costs.

4.2 The obligation under clause 4.1 shall have been met on the first to occur of any of the following;

(a) the WA-199-P Joint Venture decides in accordance with the WA-199-P JOA to run production casing in the Kittiwake-1 Well; or
(b) the WA-199-P Joint Venture decides in accordance with the WA-199-P JOA to plug and abandon the Kittiwake-1 Well; or
(c)  the Kittiwake-1 Well costs reach A$8.5 million,

and when the obligation under clause 4.1 has been met
Indo-Pacific shall be liable for the Assigned Interest share of any other costs in relation to the Kittiwake-1 Well.

4.3 Other than its liability under clause 4.1, Indo-Pacific shall be liable on and from the Effective Date for all other costs and expenses of the Assigned Interest in accordance with the WA-199-P JOA.

5    VOTING

     During the period from the date of this Agreement to the Date upon which the conditions in clause 2 are satisfied, Boral
Energy shall vote the Assigned Interest in a manner which is consistent with this Agreement.

6    DEFAULT

6.1 If Indo-Pacific fails to pay any of the costs as required under clause 4.1 of this Agreement then Boral Energy may after giving Indo-Pacific 5 days notice to remedy the default, pay such costs and recover the sum (if applicable) not so paid as a liquidated debt, together with interest on the amount outstanding at the rate charged from time to time by Boral Energy's Bankers on overdrafts in excess of $100,000 such interest being calculated on a daily basis from the date of payment by Boral Energy until the date of recovery from Indo-Pacific, capitalized on the last day of each month.

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6.2  In the event that Indo-Pacific fails to remedy the default in clause 6.1 after a further 5 days then Boral Energy may require Indo-Pacific to forthwith assign to Boral energy the Assigned Interest assigned to Indo-Pacific under this Agreement for no consideration other than the complete discharge of all liability of Indo-Pacific under, and in respect of, this Agreement.

6.3 The Parties acknowledge and agree that the provisions of clause 6.1 and 6.2 arise out of a genuine attempt to compensate Boral energy for any loss and damage estimated by the Parties to be suffered by Boral Energy as a result of an unremedied default of Indo-Pacific.

7.  BORAL ENERGY'S REPRESENTATIONS, WARRANTIES AND INDEMNITY

7.1  Boral Energy represents and warrants to Indo-Pacific that:

7.1.1 it has the necessary power and authority, and all necessary corporate and other action has or will be taken, to enable it to enter into and perform its obligations under this Agreement;

7.1.2 the Assigned Interest is free of all liens, encumbrances, rights and interests other than the interests imposed under the Act, the WA-199P JOA or the Permit;

7.1.3 it is not engaged in any litigation or arbitration proceeding in respect of the Permit, and to the best of its knowledge and belief there are no actions, suits or other proceedings pending or threatened against it in relation to the Permit or which affects or may affect the validity of the Permit or this Agreement;

7.1.4 to the best of its knowledge and belief the Permit is valid, subsisting and in good standing and all obligations imposed by the Act in relation thereto have been duly performed and complied with.

7.2 Boral Energy shall indemnify Indo-Pacific and keep Indo-Pacific indemnified against all liability, cost, loss and damage which Indo-Pacific suffers or incurs as a result of a breach of any representation and warranty contained in clause 7.1 provided however that Boral Energy shall not be liable for any indirect or consequential damages and Boral Energy's total liability for any and all breaches will not exceed the consideration referred to in clause 4.

7.3 No claim for breach of any representation or warranty set out in Clause 7.1 shall be made more than one (1) year after the date of registration of this Agreement unless prior to the expiry of such period written notice of the matter complained of (with such details of the matter as shall then be reasonably practicable) shall have been given by Indo-Pacific to Boral Energy.

7.4 Subject to any law to the contrary and except as provided in clause 7.1, all terms, conditions, warranties, statements, representations, estimates or opinions whether express, implied, written or oral are excluded and Boral Energy disclaims all liability in relation to them to the maximum extent permitted by the law and Indo-Pacific has independently verified all information made available by Boral Energy.

8.  INDO-PACIFIC'S REPRESENTATIONS, WARRANTIES AND INDEMNITY

8.1 Indo-Pacific represents and warrants to Boral Energy that it has the necessary power and authority, and all necessary corporate and other action has been taken, to enable it to enter into and perform its obligations under this Agreement and each further document and assurance required under clause 9 hereof.

8.2 Indo-Pacific shall indemnify Boral Energy and keep Boral Energy indemnified against all liability, cost, loss and damage which Boral Energy suffers or incurs as a result of any breach of the representation and warranty contained in clause 8.1 provided however that Indo-Pacific shall not be liable for any indirect or consequential damages.

9.  FURTHER ASSURANCES

     Indo-Pacific and Boral Energy each agree that they will sign, execute and complete all further documents and assurances (which includes a Deed of Assumption and Transfer), and do all further acts and things as may be reasonably required to confirm or give effect to the intent and object of this Agreement.

10.  GUARANTEE

10.1 Execution of Guarantee

     In consideration of the respective covenants of Boral Energy and Indo-Pacific the Guarantor, at the request of Indo-Pacific, agrees to execute and deliver the Deed of Guarantee immediately upon the execution of this Agreement.

10.2 Default by Guarantor

     If the Guarantor fails to execute the Deed of Guarantee as required by Clause 10.1 or defaults in the performance of any of its obligations under the Deed of Guarantee Boral Energy shall forthwith give notice of the default to the Guarantor and Indo-Pacific and request the Guarantor to remedy forthwith the same.
For so long as the Guarantor continues to be in default, the amount in default shall bear interest (as defined in the WA-199P
JOA) calculated on a daily basis from but not including the due date for payment, until such time as the Guarantor shall have paid the total amount in default together with all interest accrued in respect thereof.

11.  TAX CONSIDERATIONS

11.1 Resource Rent Tax

     Boral Energy agrees to provide to Indo-Pacific relevant information required to enable Indo-Pacific to assume and obtain the benefit of allowable deductions in respect of the Assigned interest pursuant to the Petroleum Resource Rent Tax Assessment Act 1987.

11.2 Value of Assigned Interest

     For the purposes of Part 111A of the Income Tax Assessment
Act 1936 of the Commonwealth of Australia, the Parties acknowledge and agree that the Permit is a wildcat exploration area with no proven economic reserves of petroleum and that the value of the rights and interest assigned is nil.

12   COSTS AND STAMP DUTY

12.1 Each of the Parties shall bear its own costs and expenses (including, without limitation, all legal costs and expenses) in relation to the preparation, negotiation and execution of this Agreement and each of the documents which this Agreement requires any of the Parties to execute.

12.2 Indo-Pacific shall bear all stamp duty and registration fees payable under the Act on this Agreement and each of the documents which this Agreement requires any of the Parties to execute.

13.  GOVERNING LAW

     This Agreement shall be deemed to be a contract under, and shall be governed by and interpreted in accordance with, the laws of South Australia.

14.  NOTICES

14.1 How notices may be given

     A notice approval, direction, consent, offer, demand or other communication in connection with this Agreement must be:

     14.1.1    in writing;

14.1.2    signed by an authorised officer of the relevant Party;
and

14.1.3    given to the recipient Party;

(a)  by hand delivery;
(b)  by pre-paid mail or courier sent to that Party; or
(c)  by facsimile transmission to that Party.

14.2 Where notices must be sent

     For the purposes of clause 14.1:

14.2.1 deliveries must be delivered to the address of the recipient Party set out below;

14.2.2 mail must be sent to the address of the recipient party set out below;

14.2.3 facsimile messages must be transmitted to the facsimile number of the recipient Party set out below; and in each case

14.2.4 must be marked for the attention of the person specified below in relation to the recipient Party:

     Name:          Boral Energy Resources Limited
     Address:       Level 3
                    60 Hindmarsh Square
                    ADELAIDE SOUTH AUSTRALIA 5000
     Attention:     Dr. R. Willink
     Facsimile:     (+618)8223 1851

     Name:          Indo-Pacific Energy Ltd.
     Address:       284 Karori Road
                    Wellington, New Zealand
     Attention:     Mr. D. Bennett
     Facsimile:     64 4476 0120

14.3 Change of Details

14.3.1 A Party may from time to time change any of the details specified in clause 14.2.4 by giving not less than 5 business days notice to each other party.

14.3.2    If details are changed in accordance with clause
14.3.1, clause 14.2.4 applies as it those changed details were set out in clause 14.2.4.

14.4 Proof of Notices

14.4.1 Proof of posting by pre-paid mail is proof of receipt on the fifth clear business day after courier delivery or the eighth clear business day in the case of posting.



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14.4.2    Proof of transmission of a facsimile message is proof
of receipt on the date of transmission, but it a transmission is not made on a business day or not made before 4:00, then it will be deemed to have been received at 10:00am on the next business day in the time zone of the recipient after transmission.

15.  WAIVER

     A Party's failure to exercise or delay in exercising a power or right is not a waiver of that power or right, and the exercise of a power or right does not preclude the future exercise of that or any other power or right.

16.  REMEDIES

16.1 All remedies, rights, undertakings, obligations or agreements of the Parties under this Agreement arising by law in respect of this Agreement shall be cumulative and none thereof shall be in limitation of any other rights, remedies, undertakings, obligations or agreements of the Parties.

16.2 Each of the Parties may follow any such remedy to which it is entitled by law or otherwise, either concurrently or successively at its option.

17.  SEVERANCE

     Each provision of this Agreement shall be deemed to be separate and severable from the others of them. If any provision of this Agreement is determined to be invalid or unenforceable in any jurisdiction, it shall be severed from this Agreement and not invalidate the rest of this Agreement which shall remain of full force and effect as it such provision had not been made a part thereof. Such a determination of invalidity or enforceability shall not affect the validity or enforceability of that provision in any other jurisdiction.

18.  EXECUTION

     This Agreement may be executed by the separate execution and delivery of counterparts and proof of execution and delivery of those counterparts may be achievable by the transmission of executed copies by facsimile.

19.  CONFIDENTIALITY

     The Parties agree and undertake to keep the terms of this Agreement confidential subject to their respective obligations and rights to disclose to Affiliates and as may be required by law or rule of stock exchange.

EXECUTED as an Agreement.

THE COMMON SEAL of                 )
BORAL ENERGY RESOURCES LIMITED     )
was affixed in accordance with     )
its articles of association:       )

/s/ W. Fowler                      /s/ Robbert Willinck
Signature of Authorised Person     Signature of Authorised Person

Secretary                          Director
Office Held                        Office Held

W. Fowler                          Robbery Willinck
Name of authorised person          Name of authorised person

THE COMMON SEAL of                 )
INDO-PACIFIC ENERGY PTY LIMITED    )
was affixed in accordance with     )
its articles of association:       )

Jeffery Phillip Lean
Name of Authorised Person
/s/ J.P. Lean

I confirm that I have witnessed the affixing of The Seal in the capacity of sole Director and Sole Secretary of the company.

SIGNED for and on behalf of             )
INDO-PACIFIC ENERGY LIMITED             )
by its duly authorised attorney under   )
power in the presence of:               )

/s/ Jenni Lean                     /s/ D.J. Bennett
Witness                            Director